As filed with the Securities and Exchange Commission on November 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Odonate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-2493065 (I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 510

San Diego, CA 92121

(Address of principal executive offices, zip code)

Odonate Therapeutics, Inc. 2017 Stock Option Plan

(Full title of the plan)

Kevin Tang

Chairman and Chief Executive Officer

Odonate Therapeutics, Inc.

4747 Executive Drive, Suite 510

San Diego, CA 92121

(Name and address of agent for service)

(858) 731-8180

(Telephone number, including area code, of agent for service)

with a copy to:

Ryan Murr, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, reserved under the Odonate Therapeutics, Inc. 2017 Stock Option Plan, as amended	1,500,000	$32.92(2)	$49,380,000(2)	$6,410

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in respect of the securities registered by this Registration Statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the common stock, par value $0.01 per share (the “Common Stock”) of Odonate Therapeutics, Inc. (the “Registrant”) on the Nasdaq Global Select Market on November 5, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to an employee benefit plan is effective. The Registrant previously registered shares of Common Stock for issuance under the Odonate Therapeutics, Inc. 2017 Stock Option Plan, as amended (the “2017 Plan”) under a Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on April 6, 2018 (File No. 333-224175) (the “Prior Registration Statement”). Accordingly, pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement to the extent relating to registration of shares of Common Stock for issuance under the 2017 Plan, except for “Item 8. Exhibits.”

PART II

Item 8. Exhibits

Exhibit No.	Description

4.1

Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-221533), as filed with the SEC on November 27, 2017)

4.2	First Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38318), as filed with the SEC on June 24, 2019)

5.1*	Opinion of Gibson, Dunn & Crutcher, LLP

23.1*	Consent of Squar Milner LLP

23.2*	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1*	Odonate Therapeutics, Inc. 2017 Stock Option Plan, as amended

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on November 6, 2019.

ODONATE THERAPEUTICS, INC.

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kevin Tang, John Lemkey and Michael Hearne, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), with respect to this Registration Statement, any and all amendments, including post-effective amendments, to this Registration Statement and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Odonate Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the U.S. Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the dates indicated below.

Signature	Title	Date

/s/ Kevin Tang Kevin Tang	Chairman and Chief Executive Officer (principal executive officer)	November 6, 2019

/s/ Michael Hearne Michael Hearne	Chief Financial Officer (principal financial and accounting officer)	November 6, 2019

/s/ Aaron Davis Aaron Davis	Director	November 6, 2019

/s/ Craig Johnson Craig Johnson	Director	November 6, 2019

/s/ Laura Johnson Douglass Laura Johnson Douglass	Director	November 6, 2019

/s/ Robert Rosen Robert Rosen	Director	November 6, 2019

/s/ George Tidmarsh, M.D., Ph.D. George Tidmarsh, M.D., Ph.D.	Director	November 6, 2019